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April 4, 2013

General Electric Capital Corporation

10 Riverview Drive

Danbury, Connecticut 06810

CEF Equipment Holding, L.L.C.
10 Riverview Drive
Danbury, Connecticut 06810

GE TF Trust

Rodney Square North

1100 N. Market Street

Wilmington, Delaware 19890

Re:	CEF Equipment Holding, L.L.C. and GE TF Trust
Registration Statement filed on Form S-3
on April 4, 2013

Ladies and Gentlemen:

We have acted as special counsel for CEF Equipment Holding, L.L.C., a Delaware limited liability company (the “Company”) and GE TF Trust, a Delaware statutory trust (the “Titling Trust”), in connection with the above-captioned Registration Statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company and the Titling Trust with the Securities and Exchange Commission on April 4, 2013, in connection with the registration by the Company and the Titling Trust of Asset Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by either a Delaware business trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee or a Delaware limited liability company (each an “LLC”) (the LLC or the Trust are sometimes referred to herein as the “Issuing Entity”) to be formed by the Company pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”). For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Issuing Entity and an indenture trustee (the “Trustee”).

In that connection, we are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed or incorporated by reference as an exhibit to the Registration Statement, the form of

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General Electric Capital Corporation CEF Equipment Holding, L.L.C. GE TF Trust

Receivables Sale Agreement, the form of Receivables Purchase and Sale Agreement, the form of Servicing Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Trust Agreement (including the form of Certificate of Trust to be filed with the Delaware Secretary of State), the form of Limited Liability Company Agreement (including the form of Certificate of Formation to be filed with the Delaware Secretary of State), the form of Administration Agreement, the Titling Trust Agreement and the form supplement thereto, the Titling Trust Collateral Agency Agreement, the Titling Trust Servicing Agreement, the Collateral Agency Administration Agreement, the Management Services Agreement and the form of Underwriting Agreement for Notes between the Company and the various underwriters named therein (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

We are also familiar with the certificate of formation of the Company, the certificate of trust of the Titling Trust and the certificate of incorporation of General Electric Capital Corporation (as amended) and have examined all statutes, corporate records and other instruments that we have deemed necessary to examine for the purposes of this opinion.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes of any series, when: (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the related Issuing Entity and authenticated by the Indenture Trustee and sold by the Company, and (c) payment of the agreed consideration for such Notes shall have been received by the related Issuing Entity, all in accordance with the terms and conditions of the related Operative Documents and a definite purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement such Notes will have been duly authorized by all necessary action of the related Issuing Entity and will be legally issued and binding obligations of the related Issuing Entity and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and the State of Delaware.

Mayer Brown llp
General Electric Capital Corporation CEF Equipment Holding, L.L.C. GE TF Trust

We know that we are referred to under the heading “LEGAL OPINIONS” in the each of the Prospectuses included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto.

Very truly yours,

/s/ Mayer Brown LLP

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PAJ/AB/AL